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                                                                     EXHIBIT 8.1

                                          January 30, 1998

Members of the Board of Directors
American Bankers Insurance Group, Inc.
11222 Quail Roost Drive
Miami, Florida 33157

Dear Board Members:

     You have requested that we provide to you our opinion with respect to certain federal income tax consequences of the proposed merger of American Bankers Insurance Group, Inc. (the "Company"), a Florida corporation, with and into AIGF, Inc. ("Merger Sub"), a newly formed Florida corporation wholly owned by American International Group, Inc. ("Parent"), a Delaware corporation, as contemplated by the Agreement and Plan of Merger dated as of December 21, 1997, as amended and restated as of January 7, 1998, and as amended by Amendment No. 1 thereto dated as of January 28, 1998, by and among Parent, Merger Sub, and Company (the "Merger Agreement"). All capitalized terms used herein and not otherwise defined shall have the same meaning as they have in the Merger Agreement.

     In connection with the preparation of this opinion, we have examined and relied upon (i) the Merger Agreement, (ii) the letters of representation that we have received from Parent and Company, (iii) the Registration Statement and (iv) such other matters as we have deemed necessary or appropriate for purposes of rendering this opinion.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and that all copies are accurate and that all signatures thereof are genuine. We have also assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

     2. The Merger will be consummated in accordance with the terms of the Merger Agreement without modification or exception and will not be restructured pursuant to the terms of Section 9.13 of the Merger Agreement.

     3. All representations made to us in letters from Parent and Company are true, correct, and complete in all material respects and will continue to be true, correct and complete at the Effective Time.

     Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that for federal income tax purposes the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and Company, Merger Sub and Parent will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. Our opinion is intended to address only the tax consequences to the Company stockholders of the Merger, and is not intended to address (nor may it be relied upon for) the tax consequences to Parent, Merger Sub or Company of the Merger. It is also our opinion, that the discussion under the heading "Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") is a fair and accurate summary of the matters therein discussed.

     This opinion letter is based upon the Code and the relevant regulations and interpretations and judicial precedents as of the date hereof, and if there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretations of the law or regulations, this opinion letter may become inapplicable. We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as
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Members of the Board of Directors
American Bankers Insurance Group, Inc.
January 30, 1998
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amended, or by the rules and regulations promulgated thereunder by the
Securities and Exchange Commission.

                                          Sincerely yours,

                                          JORDEN BURT BERENSON & JOHNSON LLP